UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2018

Workday, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35680	20-2480422
(Commission File Number)	(IRS Employer Identification No.)

6110 Stoneridge Mall Road, Pleasanton, California	94588
(Address of Principal Executive Offices)	(Zip Code)

(925) 951-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On June 11, 2018, Workday, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Armadillo Acquisition Sub, Inc., a wholly-owned subsidiary of the Company (the “Merger Sub”) and Adaptive Insights, Inc. (“Adaptive Insights”), pursuant to which the Company would acquire all of the outstanding capital stock of Adaptive Insights through a merger of Merger Sub with and into Adaptive Insights, with Adaptive Insights surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”).

The aggregate consideration payable in exchange for all of the outstanding equity interests of Adaptive Insights is approximately $1.55 billion (the “Merger Consideration”), consisting of cash payments to holders of shares of Adaptive Insight’s capital stock, vested stock options and warrants and the assumption by the Company of unvested stock options and unvested restricted stock units held by Adaptive Insight employees, worth approximately $150 million in aggregate. The Company will also issue new restricted stock unit awards worth approximately $50 million to certain continuing employees.

The Merger Agreement contains representations, warranties and covenants of the Company, Adaptive Insights and the Merger Sub that are customary for a transaction of this nature. Completion of the Merger will be subject to the satisfaction or waiver of customary closing conditions, including the expiration of the waiting period or receipt of approvals under the Hart-Scott-Rodino Act and other applicable antitrust laws. The consummation of the Merger is not subject to a financing condition.

Item 8.01 Other Events

On June 11, 2018, the Company and Adaptive Insights issued a press release announcing the entry into the Merger Agreement. A copy of that press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This report contains “forward-looking statements” relating to the acquisition of Adaptive Insights by the Company and the Merger Sub. All statements other than historical facts included in this report, including, but not limited to, statements regarding the timing and the closing of the transaction, the expected benefits of the Merger, prospective performance and future business plans, and any assumptions underlying any of the foregoing, are forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from the parties’ expectations and projections. Risks and uncertainties include, among other things: uncertainties regarding the timing of the closing of the Merger; the possibility that various closing conditions to the Merger may not be satisfied or waived; that there is a material adverse change to Adaptive Insights; the outcome of any legal proceedings that may be instituted with respect to the transaction; that the integration of Adaptive Insights’ business into the Company is not as successful as expected; the failure to achieve the expected benefits of the Merger; the failure of the Company to achieve the expected financial and commercial results from the Merger; negative effects of the announcement or the consummation of the transaction on Workday’s business operations, operating results or share price; other business effects, including effects of industry, economic or political conditions outside either company’s control; transaction costs; actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and in the Company’s periodic and other reports filed with the SEC including the factors set forth in the Company’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q and in Adaptive Insights’ registration statement on Form S-1, as amended. These forward-looking statements reflect the Company’s expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2018	WORKDAY, INC.

	By:	/s/ James P. Shaughnessy
	Name:	James P. Shaughnessy
	Title:	Senior Vice President, General Counsel and Secretary